                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K/A

                                    CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 1997
------------------------------------------------------------------------------

                           Puma Technology, Inc.
------------------------------------------------------------------------------
            (Exact name of registrant as specified in charter)

      Delaware                        333-11445                77-0349154
------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)


  2550 North First Street, Suite 500, San Jose, CA                 95131
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code   (408) 321-7650
------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                            PUMA TECHNOLOGY, INC
                        INDEX TO FINANCIAL STATEMENTS

                                                                          Page
REAL WORLD SOLUTIONS, INC.

Balance Sheet as of December 31, 1996 and March 31, 1997 (unaudited)       3

Statement of Operations for the year ended December 31, 1996 and three
  months ended March 31, 1997 and 1996 (unaudited)                         4

Statement of Stockholders' Deficit for the year ended December 31,
  1996 and three months ended March 31, 1997 (unaudited)                   5

Statement of Cash Flows for the year ended December 31, 1996 and
  three months ended March 31, 1997 and 1996 (unaudited)                   6

Notes to the Financial Statements                                          7

Independent Accountants Report                                             13



UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet                       15

Unaudited Pro Forma Condensed Combined Statement of Operations for
  year ended July 31, 1996                                                 16

Unaudited Pro Forma Condensed Combined Statement of Operations for
  nine months ended April 30, 1997                                         17

Notes to Unaudited Pro Forma Financial Information                         18

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The audited financial statements of Real World Solutions, Inc. (RWS) for the year ended December 31, 1996 with the Independent Auditors' Report, and the unaudited financial statements for the three months ended March 31, 1997 are filed as part of this Current Report on Form 8-K.

                          REAL WORLD SOLUTIONS, INC.
                                BALANCE SHEET


                                   ASSETS


                                                DECEMBER 31,        MARCH 31,
                                                   1996               1997
                                                                   (UNAUDITED)
                                                ------------       -----------

Current assets:
  Cash                                          $      4,000       $    36,000
  Accounts receivable                                 20,000            34,000
  Prepaid expenses and other current assets            1,000             1,000
                                                ------------       -----------
    Total current assets                              25,000            71,000
Property and equipment, net                          132,000           118,000
Other assets                                           3,000             3,000
                                                ------------       -----------
    Total assets                                $    160,000       $   192,000
                                                ------------       -----------
                                                ------------       -----------

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Line of credit                                $     14,000       $    14,000
  Accounts payable                                    65,000            45,000
  Accrued expenses and other
   current liabilities                                31,000             6,000
  Notes payable                                      110,000           410,000
  Current portion of capital lease
   obligations                                        18,000            18,000
                                                ------------       -----------
    Total current liabilities                        238,000           493,000

Capital lease obligations, net of current
 portion                                              51,000            47,000
                                                ------------       -----------
    Total liabilities                                289,000           540,000
                                                ------------       -----------
Commitments (Note 7)
Stockholders' deficit:
  Series A, preferred stock, no par value;
   5,000,000 shares authorized; 550,000
   shares issued and outstanding at
   December 31, 1996 and March 31, 1997              709,000           709,000
  Common stock, no par value; 15,000,000
   shares authorized, 2,268,000
   shares issued and outstanding at
   December 31, 1996 and March 31, 1997               59,000            59,000
  Accumulated deficit                               (897,000)       (1,116,000)
                                                ------------       -----------
    Total stockholders' deficit                     (129,000)         (348,000)
                                                ------------       -----------
    Total liabilities and stockholders'
     deficit                                    $    160,000       $   192,000
                                                ------------       -----------
                                                ------------       -----------

  The accompanying notes are an integral part of these financial statements.

                           REAL WORLD SOLUTIONS, INC.
                            STATEMENT OF OPERATIONS

                                                   YEAR ENDED          THREE MONTHS ENDED
                                                  DECEMBER 31,               MARCH 31,
                                                     1996             1997            1996
                                                                   (UNAUDITED)     (UNAUDITED)
                                                  ------------     -----------     -----------
Revenue
  Service                                         $     48,000      $   30,000     $    10,000
  License                                               25,000           4,000               -
                                                  ------------     -----------     -----------
    Total revenue                                       73,000          34,000          10,000
                                                  ------------     -----------     -----------

Costs and expenses
  Cost of service revenue                               34,000          22,000           7,000
  Cost of license revenue                                1,000               -               -
  Research and development                             341,000          87,000          61,000
  Selling, general and
   administrative                                      571,000         139,000         102,000
                                                  ------------     -----------     -----------
    Total operating expenses                           947,000         248,000         170,000
                                                  ------------     -----------     -----------
Loss from operations                                  (874,000)       (214,000)       (160,000)
Interest expense, net                                   15,000           5,000           1,000
                                                  ------------     -----------     -----------
Net loss                                          $   (889,000)     $ (219,000)    $  (161,000)
                                                  ------------     -----------     -----------
                                                  ------------     -----------     -----------

  The accompanying notes are an integral part of these financial statements.

                            REAL WORLD SOLUTIONS, INC
                        STATEMENT OF STOCKHOLDERS' DEFICIT

                                          SERIES A                                                                    TOTAL
                                       PREFERRED STOCK                   COMMON STOCK             ACCUMULATED      STOCKHOLDERS'
                                   SHARES          AMOUNT           SHARES          AMOUNT          DEFICIT          DEFICIT
                                  ---------      ---------         ---------       --------       -----------      -------------
Balance at December 31, 1995             -       $       -         2,000,000       $  5,000       $    (8,000)      $     (3,000)
Sale of preferred stock            550,000         709,000                 -              -                 -            709,000
Sale of Common Stock                     -               -           200,000         40,000                 -             40,000
Issuance of Common Stock upon
  exercise of stock options              -               -            68,000         14,000                 -             14,000
Net loss                                 -               -                 -              -          (889,000)          (889,000)
                                  ---------      ---------         ---------       --------       -----------       ------------
Balance at December 31, 1996       550,000         709,000         2,268,000         59,000          (897,000)          (129,000)
Net loss (unaudited)                     -               -                 -              -          (219,000)          (219,000)
                                  ---------      ---------         ---------       --------       -----------       ------------
Balance at March 31, 1997
  (unaudited)                      550,000       $ 709,000         2,268,000       $ 59,000       $(1,116,000)      $   (348,000)
                                  ---------      ---------         ---------       --------       -----------       ------------
                                  ---------      ---------         ---------       --------       -----------       ------------

   The accompanying notes are an integral part of these financial statements.

                         REAL WORLD SOLUTIONS, INC.
                          STATEMENT OF CASH FLOWS

                                                YEAR ENDED          THREE MONTHS          THREE MONTHS
                                               DECEMBER 31,        ENDED MARCH 31,       ENDED MARCH 31,
                                                   1996                 1997                  1996
                                                                     (UNAUDITED)           (UNAUDITED)
                                               ------------        ---------------       ---------------
Cash flows from operating activities:
  Net loss                                     $  (889,000)          $  (219,000)          $  (161,000)
  Adjustments to reconcile net
   income to net cash used in
   operating activities:
    Depreciation                                    31,000                14,000                 3,000
    Changes in assets and liabilities:
      Accounts receivable                           15,000               (14,000)               35,000
      Prepaid expenses and other
       current assets                                3,000                     -                 1,000
      Accounts payable                              50,000               (20,000)               (8,000)
      Accrued expenses and other
       current liabilities                           4,000               (25,000)              (17,000)
                                               -----------           -----------           -----------
Net cash used in operating activities             (786,000)             (264,000)             (147,000)

Cash flows from investing activities:
  Purchase of property and equipment              (109,000)                    -               (11,000)
  Proceeds from sale-leaseback
   of property and equipment                        32,000                     -                     -
                                               -----------           -----------           -----------
Net cash used in investing activities              (77,000)                    -               (11,000)

Cash flows from financing activities:
  Principal payments under capital
   leases obligations                              (12,000)               (4,000)               (3,000)
  Net borrowings from line of credit                 5,000                     -                     -
  Proceeds from bridge loan                        110,000               300,000                     -
  Proceeds from preferred stock                    709,000                     -               709,000
  Proceeds from Common Stock                        54,000                     -                41,000
                                               -----------           -----------           -----------
Net cash provided by financing activities          866,000               296,000               747,000
                                               -----------           -----------           -----------
Increase in cash and cash equivalents                3,000                32,000               589,000
Cash and cash equivalents at beginning
 of period                                           1,000                 4,000                 1,000
                                               -----------           -----------           -----------
Cash and cash equivalents at end of period     $     4,000           $    36,000           $   590,000
                                               -----------           -----------           -----------
                                               -----------           -----------           -----------
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
Interest paid                                  $    15,000           $     5,000           $     1,000
Income taxes paid                              $     2,000           $         -           $         -
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 TRANSACTIONS:
Capital lease obligations incurred
 relating to the acquisition of equipment      $    58,000           $         -           $         -

  The accompanying notes are an integral part of these financial statements.

                         REAL WORLD SOLUTIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 _ THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

     Real World Solutions, Inc. (the "Company") was incorporated in California on January 31, 1994. The Company develops client server software solutions.

USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position 91-1 on software revenue recognition.

     Revenue is comprised of license revenue and service revenue. License revenue is derived from the sale of software licenses to end user customers. Service revenue is derived from customer funded engineering services.

     License revenue is recognized upon shipment of the software if no significant obligation remains and collection of the resulting receivable is deemed probable. Service revenue is generally recognized on the percentage of completion method of accounting using the input method of costs incurred. If the total estimated costs to complete a project exceed the total contract amount, indicating a loss, the entire anticipated loss is recognized immediately.

SOFTWARE DEVELOPMENT COSTS

     Software development costs incurred prior to the establishment of technological feasibility are included in research and development and are expensed as incurred. The Company defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. To date, all software development costs have been expensed as incurred.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or in the case of leased assets the life of the lease, if shorter.

STOCK-BASED COMPENSATION

     The Company has adopted Statement of Financial Accounting Standards No. 123 ("FAS 123"). "Accounting for Stock-Based Compensation", which establishes a fair value method of accounting for stock-based compensation plans, and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company has elected to continue to measure compensation costs using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to comply with the pro forma disclosure requirements of FAS 123 (see note 6). As such, adoption of FAS 123 has had no impact on the Company's financial statements.

INCOME TAXES

     Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of the assets and liabilities and are measured using the currently enacted tax rates and laws.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash in money market accounts.

     The Company's accounts receivable are derived primarily from consulting contracts with system integrators. At December 31, 1996 one customer accounted for the entire balance of accounts receivable. The Company has not experienced any significant accounts receivable write-offs.

INTERIM RESULTS (UNAUDITED)

     The accompanying balance sheet as of March 31, 1997, the statements of operations and cash flows for the three months ended March 31, 1997 and 1996 and the statement of stockholders' equity for the three months ended March 31, 1997 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the results of interim periods. The data disclosed in these financial statements and notes to the financial statements at such date and for such periods are unaudited.

NOTE 2 _ BALANCE SHEET COMPONENTS:

     Property and equipment, net:

                                                      DECEMBER 31
                                                         1996
                                                      -----------
Computer Equipment and Software                       $   158,000
Furniture and Office Equipment                             11,000
                                                      -----------
                                                          169,000
Less: accumulated depreciation and amortization           (37,000)
                                                      -----------
                                                      $   132,000
                                                      -----------
                                                      -----------


At December 31, 1996 the company had $92,000 of computer and office equipment under capital leases and accumulated amortization of $27,000.

     Accrued liabilities:

                                                        DECEMBER 31
                                                            1996
                                                        -----------
Legal fees payable                                      $    24,000
Other accrued liabilities                                     7,000
                                                        -----------
                                                        $    31,000
                                                        -----------
                                                        -----------

NOTE 3 _ LINE OF CREDIT

The Company has an unsecured line of credit with a bank, which provides for borrowings of up to $15,000. Borrowings bear interest at the bank's prime rate plus 6.75% (15% at December 1996). As of December 31, 1996 there were borrowings outstanding of approximately $14,000.

NOTE 4 _ NOTES PAYABLE

In October 1996, the Company entered into an agreement with certain investors whereby the investors agreed to provide bridge financing to assist the Company's cash flow prior to the Company effecting an equity financing of approximately $1,000,000. The terms provide for exchange, by the investors of the bridge financing, for equity interests with terms substantially identical to those in the financing. In the event the Company does not close the financing before July 1, 1997 the bridge loan shall be invested in the Company's preferred stock at $1.29 per share with terms and conditions similar to existing Series A stockholders (see note 5).

In January 1997, the Company received $300,000 from a venture capital fund secured by a promissory note bearing interest at 10% per year, repayable in full on May 30, 1997. This note is secured by a security interest in all the assets of the Company. The Company subsequently obtained a release from the terms of the notes which extended the financing through the period up to the sale of the assets of the Company. See note 10 on subsequent events.

NOTE 5 _STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

The Board of Directors is authorized to issue an aggregate of 5,000,000 shares of preferred stock, of which 550,000 have been designated "Series A". In 1996 the company issued 550,000 shares of Series A. The rights, preferences, privileges and restrictions thereof are set forth in the Company's Amended and Restated Articles of Incorporation, and are summarized as follows:

Each share of Series A is convertible at the option of the holder into one share of Common Stock, subject to certain adjustments, as defined in the articles of incorporation, which provides for dilution protection. The Series A will automatically convert into shares of Common Stock upon the effective date of a public offering of Common Stock or if at least two-thirds of the holders of the outstanding shares of the Preferred Stock vote to effect such a conversion.

In the event of liquidation, the holders of Series A are entitled to receive an amount equal to their original issue price of $1.29 per share for each share of Series A held. In the event funds are sufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation shall be distributed ratably among the holders of the Series A and the Common Stock based on the number of shares of Common Stock held by each, assuming full conversion of shares of Series A into Common Stock.

NOTE 6 _ STOCK OPTION PLAN

In 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "Plan") which provides for granting of incentive stock options and nonstatutory stock options to employees, officers, directors and consultants of the Company of up to 1,000,000 shares of Common Stock. In accordance with the Plan, the stated exercise price shall not be less than 100% and 85% of the estimated fair market value of Common Stock, as determined by the Board of Directors, on the date of grant for incentive stock options and nonstatutory stock options, respectively. Options granted to a stockholder who owns more than 10% of the outstanding stock of the Company at the time of grant must be at an exercise price not less than (i) 100% of the fair market value of the stock on the date of grant in the case of incentive stock options and (ii) 110% of the fair value of the stock on the date of grant in the case of nonstatutory stock options. Prior to the formation of the Plan, the Board of Directors granted 348,000 options outside the Plan.

Options granted prior to formation of the Plan generally vested at the date of grant and options granted under the Plan generally vest over a three-year period. All options expire over terms not exceeding 10 years. At December 31, 1996, 325,000 options to purchase shares of Common Stock were exercisable.

     The following table summarizes the Company's option activity:

                                                            WEIGHTED
                                                            AVERAGE
                                            OPTIONS         EXERCISE
                                          OUTSTANDING        PRICE
Outstanding at December 31, 1995            348,000         $  0.06
Options granted                             464,000         $  0.20
Options exercised                           (68,000)        $  0.20
Options canceled                            (68,000)        $  0.16
                                            -------
Outstanding at December 31, 1996            676,000         $  0.13
                                            -------
                                            -------

The weighted average grant date fair value of options, as computed under the Black-Scholes option valuation model, granted in 1995 and 1996 was $0.02 and $0.03 respectively. The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants in 1996 and 1995: risk free interest rates of 6.05% and 6.2%, respectively and expected lives of three years. The company has never declared or paid a dividend; therefore, no dividend yield has been assumed.

                                             OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                              NUMBER                                                      NUMBER
                           OUTSTANDING AT     WEIGHTED-AVERAGE        WEIGHTED-        EXERCISABLE AT      WEIGHTED-
                            DECEMBER 31,          REMAINING            AVERAGE           DECEMBER 31,       AVERAGE
EXERCISE PRICES                1996           CONTRACTUAL LIFE      EXERCISE PRICE          1996         EXERCISE PRICE
  $   0.05                   300,000               8.0                 $  0.05            300,000           $   0.05
  $   0.10                    24,000               8.8                    0.10             18,000               0.10
  $   0.20                   352,000               9.3                    0.20              7,000               0.20
                             -------                                                      -------
Total                        676,000               8.7                    0.13            325,000               0.06
                             -------                                                      -------
                             -------                                                      -------

The Company applies the measurement principles of APB No. 25 in accounting for its stock option plan. Had compensation cost for options granted in 1996 been determined based on the fair market value at the grant dates as prescribed by Statement of Financial Accounting Standards No. 123 (FAS 123), the Company's net loss would have been as follows:


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              -------------
Net loss
  As reported                                                  $  (889,000)
  Pro forma                                                       (894,000)

Because the method of accounting prescribed by FAS 123 has not been applied to options granted prior to January 1, 1995, and because the Black-Scholes option valuation model was developed for traded options and requires the input of subjective assumptions, the resulting pro-forma compensation cost may not be representative of that to be expected in future years.

NOTE 7 _ COMMITMENTS

     The Company leases certain computer equipment and office equipment under long-term lease agreements that are classified as capital leases. The leases expire over the next five years and include options to purchase the equipment at the end of the lease terms.

The Company leases its facilities under an operating lease that expires in November 1997.

     Future minimum lease payments, at December 31, 1996 were as follows (in thousands):

                                                Capital        Operating
                                                Leases          Leases
                                                -------        ---------
Year ending December 31,
   1997                                        $  35,000       $  26,000
   1998                                           31,000               -
   1999                                           21,000               -
   2000                                           15,000               -
   2001                                           10,000               -
                                               ---------       ---------
    Total minimum lease payments                 112,000       $  26,000
    Less amount representing interest            (43,000)      ---------
                                               ---------       ---------
    Present value of future minimum
     lease payments                               69,000
    Less current portion of capital
     lease payments                              (18,000)
                                               ---------
    Long-term capital lease obligations        $  51,000
                                               ---------
                                               ---------

Total rent expense was approximately $28,000, for the year ended December 31, 1996.

NOTE 8 _ INCOME TAXES

     No provision for federal or state income taxes has been recorded for the year ended December 31, 1996 as the company has incurred net operating losses.

Deferred tax assets are summarized as follows:

Net operating loss carryforward                       $ 282,000
Research and development credit carryforward             28,000
                                                      ---------
Total deferred tax assets                               310,000
Less: valuation allowance                              (310,000)
                                                      ---------
                                                      $       -
                                                      ---------
                                                      ---------

Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of losses, recent increases in expense levels, the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, the lack of carryback capacity to realize deferred tax assets, and the uncertainty regarding market acceptance of the company's products. Based on the currently available evidence, management is unable to assert that it is more likely than not that the Company will generate sufficient taxable income to realize the Company's deferred tax assets. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

At December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $829,000 which expire through the year 2011.

Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be impaired in certain circumstances. Events which may cause changes in the Company's tax carryforwards include, but are not limited to, a cumulative ownership change of more than 50% over a three year period.

NOTE 9 _ RELATED PARTIES

The legal firm representing the Company has also been an investor in the Company including providing bridge financing to the Company in 1996. Total legal expenses incurred in 1996 were approximately $42,000.

NOTE 10 _ SUBSEQUENT EVENTS

On July 16, 1997, Puma Technology, Inc. (Puma) purchased the assets and assumed all the liabilities of the Company. The consideration to the Company for the sale of the assets to Puma was the assumption of certain liabilities of approximately $801,000 and cash consideration of $205,000.

                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Real World Solutions, Inc.

In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Real World Solutions, Inc. at December 3l, 1996, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 25, 1997

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The unaudited pro forma financial statements of Puma Technology, Inc. for the year ended July 31, 1996 and nine months ended April 30, 1997 are filed as part of this Current Report on Form 8-K.

The following pro forma combined condensed financial statements give effect to the Acquisition under the purchase method of accounting. The pro forma combined condensed balance sheet assumes the Acquisition took place on April 30, 1997 and combines Puma's April 30, 1997 unaudited condensed consolidated balance sheet with RWS' unaudited historical condensed balance sheet at March 31, 1997. The pro forma combined condensed statements of operations assume that the Acquisition took place as of the beginning of each of the periods presented and combine Puma's condensed consolidated statement of operations for the year ended July 31, 1996 and Puma's unaudited condensed consolidated statement of operations for the nine months ended April 30, 1997 with the unaudited condensed statement of operations of RWS for the twelve-month period ended June 30, 1996 and the unaudited condensed statement of operations of RWS for the nine months ended March 31, 1997.

The charge of $880,000 resulting from the purchased in-process research and development costs has been reflected in stockholders equity in the pro forma combined condensed balance sheet at April 30, 1997. However, this charge has been excluded from the pro forma combined condensed statement of operations for the year ended July 31, 1996 and the nine months ended April 30, 1997.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the Acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                                 PUMA AND RWS
            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (in thousands)

                                    ASSETS

                                                   PUMA          RWS
                                                   ----          ---
                                                 APRIL 30,     MARCH 31,                           PRO
                                                                                                   FORMA
                                                   1997          1997        ADJUSTMENTS  (1)     BALANCES
                                                -----------   -----------    ------------------------------
Current assets:
  Cash and cash equivalents                      $   5,537     $     36        $    (975) (a)     $  4,598
  Short-term investments                            18,514            -                -            18,514
  Accounts receivable, net                           3,066           34              (34) (b)        3,066
  Inventories                                          179            -                -               179
  Prepaid expenses and other current assets            382            1               (1) (b)          382
                                                 ---------     --------        ---------          --------
    Total current assets                            27,678           71           (1,010)           26,739
Property and equipment, net                          1,069          118              (50) (c)        1,137
Other assets                                           453            3               53  (b)          509
                                                 ---------     --------        ---------          --------
    Total assets                                 $  29,200     $    192        $  (1,007)         $ 28,385
                                                 ---------     --------        ---------          --------
                                                 ---------     --------        ---------          --------


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit                                 $       -     $     14        $     (14) (d)     $      -
  Accounts payable                                     764           45              (45) (d)          764
  Accrued expenses and other current
   liabilities                                         952            6               (6) (d)          952
  Notes payable                                          -          410             (410) (d)            -
  Deferred revenue                                     727            -                -               727
  Current portion of capital
   lease obligations                                    11           18                -  (e)           29
                                                 ---------     --------        ---------          --------
    Total current liabilities                        2,454          493             (475)            2,472
Capital lease obligations, net
 of current portion                                     13           47                -  (e)           60
                                                 ---------     --------        ---------          --------
    Total liabilities                                2,467          540             (475)            2,532
Stockholders' equity (deficit)                      26,733         (348)            (532) (f)       25,853
                                                 ---------     --------        ---------          --------
    Total liabilities and
     stockholders' equity (deficit)              $  29,200     $    192        $  (1,007)         $ 28,385
                                                 ---------     --------        ---------          --------
                                                 ---------     --------        ---------          --------

                               See accompanying notes

                                 PUMA AND RWS
      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  (in thousands, except per share data)

                                      PUMA            RWS
                                      ----            ---
                                    YEAR ENDED      12 MONTHS
                                     JULY 31,     ENDED JUNE 30,                      PRO FORMA
                                      1996            1996         ADJUSTMENTS  (2)    BALANCES
                                    ----------    --------------   ----------------------------
Revenue                             $  7,716         $   172         $     -           $  7,888

Cost of revenue                          673             107               -                780
                                    --------         -------         -------           --------
  Gross profit                         7,043              65               -              7,108

Operating expenses:
  Research and Development             3,107             143                              3,250
  Selling, general and
   Administrative                      3,233             375              28    (a)       3,636
  In-process research and
   development                         2,680               -               -              2,680
                                    --------         -------         -------           --------
    Total operating expenses           9,020             518              28              9,566
                                    --------         -------         -------           --------
Loss from operations                  (1,977)           (453)            (28)            (2,458)
Other income (expense), net               85              (4)            (60)   (b)          21
                                    --------         -------         -------           --------
Loss before income taxes              (1,892)           (457)            (88)            (2,437)
Provision for income taxes               509               -               -                509
                                    --------         -------         -------           --------
Net loss                            $ (2,401)        $  (457)        $   (88)          $ (2,946)
                                    --------         -------         -------           --------
                                    --------         -------         -------           --------

Net loss per share                  $  (0.25)        $     -         $     -           $  (0.31)

Shares used in per share
 calculation                           9,474               -               -              9,474

                           See accompanying notes

                                 PUMA AND RWS
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                             PUMA               RWS
                                             ----               ---
                                          NINE MONTHS        NINE MONTHS
                                         ENDED APRIL 30,    ENDED MARCH 31,                          PRO FORMA
                                             1997               1997            ADJUSTMENTS   (2)     BALANCES
                                         ---------------    ---------------     -------------------------------
Revenue                                    $   11,151          $      98         $      -            $  11,249

Cost of revenue                                 1,186                 50                -                1,236
                                           ----------          ---------         --------            ---------

  Gross profit                                  9,965                 48                -               10,013

Operating expenses:
  Research and development                      4,240                246                                 4,486
  Selling, general and administrative           4,196                420                      (a)        4,637
                                           ----------          ---------         --------            ---------
    Total operating expenses                    8,436                666               21                9,123
                                           ----------          ---------         --------            ---------
Income (loss) from operations                   1,529               (618)             (21)                 890
Other income (expense), net                       486                (17)             (45)    (b)          424
                                           ----------          ---------         --------            ---------
Income (loss) before income taxes               2,015               (635)             (66)               1,314
Provision for income taxes                        706                  -                -                  706
                                           ----------          ---------         --------            ---------
Net income (loss)                          $    1,309          $    (635)        $    (66)           $     608
                                           ----------          ---------         --------            ---------
                                           ----------          ---------         --------            ---------
Net income per share                       $     0.11          $       -         $      -            $    0.05

Shares used in per share calculation           11,579                  -                -               11,579

                               See accompanying notes

                                  PUMA AND RWS
              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. The Puma Technology, Inc. ("Puma") pro forma combined condensed balance sheet reflects the completion of the acquisition of Real World Solutions, Inc. ("RWS") on April 30, 1997 and combines Puma's April 30, 1997 unaudited condensed consolidated balance sheet with RWS' unaudited condensed balance sheet at March 31, 1997. The pro forma adjustments reflect the allocation of the purchase price among identifiable tangible and intangible assets acquired and certain liabilities assumed which was based on an analysis of the fair values of those assets and liabilities.

     (a) Reflects cash used in acquisition and repayment by Puma of certain liabilities assumed.

     (b) Accounts receivable, prepaid and other assets were not acquired by Puma.

     (c) Reflects adjustment to fair market value of property and equipment acquired.

     (d) Reflects repayment by Puma of RWS' line of credit, accounts payable, accrued expenses and notes payable which were assumed by Puma.

     (e) Reflects liabilities assumed but not immediately paid off by Puma.

     (f) Reflects the elimination of RWS' accumulated deficit and the recording by Puma of the purchased in-process research and development.

2. The unaudited pro forma combined condensed statements of operations assume that the acquisition took place as of the beginning of each of the periods presented. The unaudited pro forma combined condensed statement of operations for the year ended July 31, 1996 combines Puma's condensed consolidated statement of operations for the year ended July 31, 1996 with RWS' unaudited condensed statement of operations for the twelve months ended June 30, 1996. The unaudited pro forma combined condensed statement of operations for the nine months ended April 30, 1997 combines Puma's unaudited condensed consolidated statement of operations for the nine months ended April 30, 1997 with RWS' unaudited condensed statement of operations for the nine months ended March 30, 1997. The unaudited pro forma combined condensed statements of operations for the year ended July 31, 1996 and the nine months ended April 30, 1997 do not include the $880,000 write-off of purchased in-process research and development as it is a material non-recurring charge. It will be included in the actual consolidated statement of operations of Puma in the quarter ended July 31, 1997.

     (a) Reflects the amortization of purchased intangible assets (principally purchased workforce in place). The amortization of purchased intangible assets is based on a two year economic life of those assets.

     (b) Reflects the reduction of interest income on cash used in the acquisition.

         (c) EXHIBITS.

              None

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Puma Technology, Inc.

Date September 26, 1997                    By:  /s/ M. Bruce Nakao
                                               -------------------------

                                           M. Bruce Nakao
                                           Sr. Vice President and
                                           Chief Financial Officer